UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2005

HERBST GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-71044	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV 89118
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 1.01  Entry Into a Material Definitive Agreement

Amendment to Asset Purchase and Sale Agreement

On July 20, 2004, Herbst Gaming, Inc. (the “Company”) entered into purchase agreements to purchase three casinos in Iowa and Missouri, one of which was an asset purchase and sale agreement (the “Lakeside Purchase Agreement”) with Southern Iowa Gaming Co. in respect of the Lakeside Casino & Resort (“Lakeside”) in Osceloa, Iowa.

On January 25, 2005, the Company entered into an amendment (the “Amendment”) to the Lakeside Purchase Agreement to change the purchase price for Lakeside to $160,819,318.  The change to the purchase price is the result of lower than expected recent operating results at Lakeside.  All other material terms of the purchase agreements for the casinos remain unchanged.

On January 26, 2005, the Company issued a press release announcing the Amendment, a copy of which is attached hereto and incorporated by reference as Exhibit 99.1.

ITEM 9.01                                   Financial Statements and Exhibits

(c)                                  Exhibits

99.1                       Press release issued by the Company dated January 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: January 26, 2005	By:	/s/ Mary Beth Higgins
Mary Beth Higgins
Chief Financial Officer